Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Completes Acquisition of Nordic Wellness Company Func Food Group Oyj

Expands Portfolio of Products;

Gains Critical Access to Expand Celsius in the European Market, Well-Established Operational Infrastructure and Unique Marketing Platform

Boca Raton, FL (October 28, 2019) –Celsius Holdings Inc. (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that it completed the previously announced financial restructuring and acquisition of Func Food Group Oyj (“Func Food”) on October 25, 2019. Consideration for the transaction was approximately $15.1 million in cash and the assumption of $9.5 million of outstanding debt.

Func Food is a Nordic wellness company that markets and distributes beverages, protein bars, supplements and superfoods under the brands Celsius®, FAST Sports Nutrition, CocoVi and FitFarm. Func Food represents a comprehensive portfolio of well-being products which promote active and, healthy lifestyles by investing in high-quality ingredients and best-in-class food and beverage expertise. Celsius first began its relationship with Func Food in 2016 when Func Food acquired People’s Choice, our former distributor and assumed distribution of Celsius in the Nordics, solidifying Celsius® as the best-selling fitness drink in Sweden.

“The acquisition of Func Food is an important next step in our strategy to build a globally dominate brand and solidifies our position in the Nordics while opening a new distribution platform for the rest of Europe,” said John Fieldly, President and Chief Executive Officer. “At the same time, this transaction provides us with the ability to bring an entirely new, yet complementary product offering to consumers; Func Food’s innovative FAST business. The acquisition, valued significantly below our revenue multiple, approximately 1x incremental revenue, provides immediate accretion to our shareholders and incremental opportunities to expand our European footprint.”

Fieldly continued, “According to industry statistics, more than half of all European consumers plan to improve their health through food and beverages. Adding Func Food to the Celsius family will allow us to capitalize on these areas of opportunity and benefit from the growing Sports Nutrition and Energy Drink markets in Europe. The strategic acquisition of Func Food provides Celsius with additional scale and is expected to provide a meaningful increase to our top-line, with an expected pro-forma revenue run rate of approximately $100 million, while enabling us to maintain our historically solid gross margins and extract significant operating efficiencies that will allow for reinvestment for growth.”

Func Food Group Oyj Chief Executive Officer Robin Lybeck commented; “The acquisition of Func Food by Celsius is a very welcome development to our solid long-term partnership. Func Food has built Celsius to become a leading fitness beverage in the Nordic markets, with exceptionally high per capita-consumption in Sweden and we are looking forward to expanding the footprint of this great brand as we move ahead. Together with our category-leading offering in wellness nutrition, we are uniquely positioned to offer a complete range of products to our customers across current and future markets. As our key categories continue to grow across European markets, we feel the acquisition and our strong brands will enable us to capitalize on this development.”

Rationale of Acquisition

The acquisition of Func Food represents a meaningful opportunity for Celsius to quickly gain critical access to the European nutrition markets, expand its product offerings in-line with growing market potential and position the company to capitalize on a broader revenue base. With approximately $37.0 million in revenue and $702,000 in Adjusted EBITDA in 2018, Func Food offers a number of synergies and benefits that are expected to be captured through this business combination.

More specifically, Func Food

•	is well connected to the European nutrition market, which will enable quick access to distributors and customers in new European markets;
•	currently operates an established, multi-market supply chain providing the combined entity with central production planning and joint filling runs for new markets;
•	sources the majority of its convenience products from leading manufacturers in continental Europe, which when combined with Celsius’ production in central Europe, will enable the creation of logistics synergies for new and existing markets; and
•	has built a unique marketing and operational platform for the Nordics, the mechanics of which can be quickly replicated and expanded to other markets in Europe at a reasonable cost.

In addition, the combined business is expected to enable much stronger in-market investments to drive expansion across Europe before expected broader brand and market consolidation occurs. Adding Func Food’s FAST Sports Nutrition line to the Celsius® line- will provide Celsius with new, additive revenue streams and establish an additional product offer and platforms for growth.

The $24.6 million purchase price for Func Food was comprised of a cash payment of $15.1 million and the assumption of $9.5 million of debt and represents a purchase price multiple of approximately 1.0x trailing 12 month revenue.

About Func Food Group Oyj (“Func Food”)

Func Food Group is a Nordic wellness company, which markets and distributes Celsius®, FAST, FitFarm and CocoVi brands in Finland and Sweden. Func Food was built in 2014 and 2015 through various acquisitions in Finland and Sweden.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its CELSIUS® brand and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS has four beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The four lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, visit CELSIUS® at www.celsius.com or Celsius Holdings, Inc., at www.celsiusholdingsinc.com.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius has filed previously with the Securities and Exchange Commission. Celsius does not intend to and undertakes no duty to update the information contained in this press release.